UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 1, 2017

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Incremental Restricted Stock Unit Awards

On June 1, 2017, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) approved the terms of performance-based incremental restricted stock unit awards (the “PIRSUs”) to be granted on June 16, 2017 to Chief Executive Officer, Andrew Wilson, Chief Financial Officer, Blake Jorgensen, Executive Vice President, EA Studios, Patrick Söderlund, and Chief Technology Officer, Kenneth Moss. The purpose of the awards is to retain and incentivize these key executives, who the Board believes are important to the Company’s ability to achieve its long-term strategic plan. The PIRSUs are intended to be “qualified performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The number of PIRSUs that vest will be based on EA’s cumulative consolidated non-GAAP net revenue and free cash flow (“FCF”), measured over a four-year performance period beginning in fiscal year 2018 and ending with fiscal year 2021. Non-GAAP net revenue means net revenue excluding any change in deferred net revenue for online-enabled games. FCF means operating cash flow less any capital expenditures. These performance measures were chosen to emphasize the importance of long-term, sustained strategic growth for the Company. In addition, the Board believes that FCF reflects the cash generation capability of the business necessary to finance its continued growth and investment requirements and to return value to shareholders.

The Board approved a grant date target award value of $15 million for Mr. Wilson, and the Committee has approved a grant date target award value of $12 million for Mr. Söderlund, $10 million for Mr. Jorgensen and $7 million for Mr. Moss. The target award value will be converted into PIRSUs over an equivalent number of shares of EA’s common stock rounded down to the nearest whole share based on EA’s closing price on the date of grant, June 16, 2017.

The PIRSUs will cliff vest on May 26, 2021, provided the pre-established non-GAAP net revenue and FCF performance targets are achieved. To earn any of the shares of common stock subject to the PIRSUs, at least one of the non-GAAP net revenue or FCF performance thresholds must be met. Each of the performance thresholds for non-GAAP net revenue and FCF is independent, and if either threshold is met, the award is earnable with respect to that performance measure. If the performance threshold for either non-GAAP net revenue or FCF is not met, then there is no payout attributable to that performance measure.

The following chart shows the threshold, target, and maximum levels for non-GAAP net revenue and FCF (linear interpolation applies to performance between threshold, target and maximum, with no funding for performance below threshold):

	Threshold	Target	Maximum
Non-GAAP Net Revenue	50% Payout	100% Payout	200% Payout
(50% weighting)

FCF	50% Payout	100% Payout	200% Payout
(50% weighting)

The threshold performance levels were determined using a multiple of the Company’s record non-GAAP net revenue and FCF performance in fiscal year 2017. The target performance levels are based on the Company’s current long-term strategic plan reviewed by the Board. They are intended to be challenging based on anticipated growth over the performance period and to provide appropriate incentives for management to continue to grow our business from the baseline of record financial and operating achievements in fiscal year 2017. The Committee believes that achievement of the maximum performance levels would require sustained exceptional performance over the performance period, as the targets are significantly above the long-term strategic plan.

Subject to certain exceptions described below and/or in the PIRSU award agreement, recipients of the PIRSUs must be employed by the Company in order for the PIRSUs to vest. In the event of a termination due to death or disability, the Committee shall certify the achievement of the performance metrics based on performance to date measured over the truncated performance period in order to determine pro rata vesting. In the event of a change in control of the Company (as defined in the PIRSU award agreement), the Committee shall certify the achievement of the performance metrics as of the date of the change in control based on the performance to date measured over the truncated performance period. The resulting vesting percentage will be applied to determine the number of shares that vest on the May 26, 2021 vest date, if the participant remains employed by the Company or the Company’s successor entity. The vesting of the PIRSUs may be accelerated upon a “double trigger” event to the earlier of the date on which the participant’s employment is terminated without cause (as defined in the PIRSU agreement) by the Company or is terminated for good reason (as defined in the PIRSU agreement) by the participant during the three months immediately preceding the change in control or eighteen months following the change in control, provided such termination is made in connection with the change in control, as determined by the Committee in its sole discretion.

The foregoing description of the PIRSUs does not purport to be complete and is qualified in its entirety by reference to the form of PIRSU award agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Supplemental Equity Award for Patrick Söderlund, Executive Vice President, EA Studios

On June 1, 2017, the Committee also approved a supplemental equity award for Mr. Söderlund with a grant date award value of $20 million in recognition of Mr. Söderlund’s key role in delivering award-winning games and services to our players and deepening player engagement; this award was also intended to support the longer term retention of Mr. Söderlund.

The award shall be comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRSUs”) with vesting tied to the Company’s relative total stockholder return (“TSR”). Both the RSUs and PRSUs shall have a 47-month vesting schedule with 50% of the units available to vest in May 2019 and the remaining 50% available to vest in May 2021. The award value will be converted into RSUs and PRSUs over an equivalent number of shares of EA’s common stock rounded down to the nearest whole share based on EA’s closing price on the date of grant, June 16, 2017.

The terms of the RSUs are similar to the RSUs granted as part of the Company’s annual equity awards (as disclosed in the Company’s Current Report on Form 8-K filed on August 1, 2016 in Exhibit 10.2) with the exception of the 47-month vesting schedule outlined above, since the annual equity awards have a 35-month pro rata vesting schedule.

The terms of the PRSUs are similar to the PRSUs granted as part of the Company’s annual equity awards (as disclosed in the Company’s Current Report on Form 8-K filed on May 22, 2017) with the exception of the vesting schedule as outlined above and the vesting measurement periods. The number of shares earned is adjusted based upon changes in the Company’s TSR relative to the TSR of the companies in the NASDAQ-100 Index (the “Relative NASDAQ-100 TSR Percentile”) measured over 24-month and 48-month cumulative periods (each such period, a “Vesting Measurement Period”). The Relative NASDAQ-100 TSR Percentile multiplier, which can range from 0% to 200%, is based on the change in our stock price during a Vesting Measurement Period, using a 90-day trailing average stock price. If the Company’s Relative NASDAQ-100 TSR Percentile is at the 60th percentile at the end of a Vesting Measurement Period, 100% of the target shares will be earned. The percentage of shares earned will be adjusted upward by 3% or downward by 2% for each percentile above or below the 60th percentile, respectively. If the Company’s TSR is negative on an absolute basis, the number of shares that can be earned is capped at 100% of the target regardless of the Company’s Relative NASDAQ-100 TSR Percentile.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the form of Mr. Söderlund’s PRSU award agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of 2017 Performance-Based Incremental Restricted Stock Unit Agreement*
10.2	Form of 2017 Supplemental Performance-Based Restricted Stock Unit Agreement for Patrick Söderlund*
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	June 7, 2017	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of 2017 Performance-Based Incremental Restricted Stock Unit Agreement*
10.2	Form of 2017 Supplemental Performance-Based Restricted Stock Unit Agreement for Patrick Söderlund*
*Management contract or compensatory plan or arrangement.